As filed with the Securities and Exchange Commission on June 1, 2016

Registration No. 333-206786

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	2834	39-2072586
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

28 Wells Avenue, Third Floor

Yonkers, New York 10701

(914) 207-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Natalie Bogdanos, General Counsel and Corporate Secretary

ContraFect Corporation

28 Wells Avenue, Third Floor

Yonkers, New York 10701

(914) 207-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos

Gregory P. Rodgers

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

+1 (212) 906-1200

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

On September 4, 2015, the registrant filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-3 (No. 333-206786), which was amended by Pre-Effective Amendment No. 1, filed September 29, 2015, and declared effective by the SEC on October 26, 2015 (as amended, the “Original Registration Statement”). The Registration Statement was filed, in part, to register shares of common stock, par value $0.0001 per share, issuable upon exercise of certain warrants.

On March 29, 2016, Post-Effective Amendment No. 2 to Form S-3 on Form S-1 was filed to convert the Registration Statement into a Registration Statement on Form S-1, and was declared effective by the SEC on March 30, 2016. This Post-Effective Amendment No. 3 to Form S-1 is being filed to convert the Registration Statement into a Registration Statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the shares of common stock.

All applicable registration and filing fees were paid by the registrant in connection with filing the Original Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 1, 2016

6,880,333 Shares of Common Stock issuable upon the

exercise of 6,880,333 outstanding Class A Warrants

206,410 Shares of Common Stock issuable upon the

exercise of the Representative’s Warrant

This prospectus relates to (i) 6,880,333 shares (the “Class A Warrant Shares”) of our common stock, par value $0.0001 per share (the “common stock”), issuable upon the exercise of 6,880,333 Class A warrants (the “Class A Warrants”) to purchase one share of common stock originally issued on July 28, 2014 and (ii) 206,410 shares of common stock (the “Representative’s Warrant Shares” and, together with the Class A Warrant Shares, the “Shares”) issuable upon the exercise of the Representative’s Warrant (the “Representative’s Warrant” and, together with the Class A Warrants, the “Warrants”) originally issued on August 27, 2014, in each case pursuant to the Registration Statement on Form S-3 (Registration No. 333-206786), as amended, which was initially filed with the Securities and Exchange Commission (the “SEC”) on September 4, 2015.

The Class A Warrants are exercisable at an exercise price of $4.80 per share on or before February 1, 2017. The Representative’s Warrant is exercisable at an exercise price of $7.50 per share on or before July 28, 2019. The shares of our common stock and the Class A Warrants are listed on the NASDAQ Capital Market under the symbols “CFRX” and “CFRXW,” respectively. The last reported sale price of our common stock and the Class A Warrants on the NASDAQ Capital Market on May 31, 2016 was $3.05 per share and $0.25 per Class A Warrant, respectively.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, may be described in a supplement to this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012, and have elected to comply with certain reduced public company reporting requirements in this and future filings.

Investing in our common stock involves risks. See the information under the captions “Risk Factors” beginning on page 5 of this prospectus, as well as the information under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2016, which is incorporated by reference in this prospectus. You should also read carefully and consider any additional risk factors included in documents that we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus prior to completion of this offering.

Neither the SEC nor any state or other securities commission has approved or disapproved of these securities nor passed upon the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2016.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement on Form S-3 that we have filed with the SEC. From time to time, we may file one or more prospectus supplements to add, update or change information included in this prospectus.

We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

You should rely only on the information provided in this prospectus or documents incorporated by reference into this prospectus. We have not, authorized anyone to provide you with different information. This prospectus covers offers and sales of our securities only in jurisdictions in which such offers and sales are permitted.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front cover of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. We have filed, and plan to continue to file, other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports that we file with the SEC. The registration statement and other reports can be read at the SEC Internet site or at the SEC offices mentioned under the heading “Available Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Available Information.”

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is a part of such registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.contrafect.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 15, 2016;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the SEC on May 10, 2016;

•	Our Current Reports on Form 8-K filed with the SEC on January 20, 2016, March 15, 2016, March 22, 2016, March 25, 2016, April 12, 2016 and May 10, 2016; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 28, 2014.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after (i) the date of the initial registration statement and prior to effectiveness of the registration statement, and (ii) the date of this prospectus and before the termination or completion of any offering hereunder, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.”

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Written or telephone requests should be directed to ContraFect Corporation, Attn: General Counsel, 28 Wells Avenue, 3rd Floor, Yonkers, NY 10701; telephone +1 (914) 207-2300.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference into it, contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future.

Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” below, those discussed under the heading “Risk Factors” and in other sections of our Quarterly Report on Form 10-Q for the period ended March 31, 2016, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Available Information” and “Incorporation of Certain Information by Reference” for information about how to obtain copies of those documents.

All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risks described below, together with all of the other information included or incorporated by reference in this prospectus, before making an investment decision. In particular, you should consider the matters discussed under “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2016, which is incorporated by reference in this prospectus. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. The risks and uncertainties described or incorporated by reference in this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition and results of operations may be adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Investors receiving shares of common stock upon exercise of the Warrants will incur immediate and substantial dilution.

Investors receiving shares of common stock upon exercise of the Warrants will incur immediate and substantial dilution in net tangible book value per share. Given the Class A Warrant exercise price of $4.80 per share, investors receiving shares of common stock upon exercise of the Class A Warrants will effectively incur dilution of $3.14 per share in the net tangible book value of their purchased shares of our common stock, assuming full exercise of all outstanding Warrants. Given the Representative’s Warrant exercise price of $7.50 per share, investors receiving shares of common stock upon exercise of the Representative’s Warrant will effectively incur dilution of $5.84 per share in the net tangible book value of their purchased shares of our common stock, assuming full exercise of all outstanding Warrants. Investors may experience further dilution to the extent that shares of our common stock are issued upon the exercise of outstanding stock options and warrants.

CONTRAFECT CORPORATION

We are a clinical-stage biotechnology company focused on discovering and developing therapeutic protein and antibody products for the treatment of life-threatening infectious diseases, including those caused by drug-resistant pathogens, particularly those treated in hospital settings. We intend to address drug-resistant infections using product candidates from our lysin and monoclonal antibody platforms that target conserved regions of either bacteria or viruses. Lysins are enzymes derived from naturally occurring bacteriophage which are viruses that infect bacteria. Lysins kill bacteria faster than conventional antibiotics, which typically require bacterial cell division and metabolism in order to kill or stop the growth of bacteria. We believe that the properties of our lysins will make them suitable for targeting antibiotic-resistant organisms, such as Staphylococcus aureus which causes serious infections such as bacteremia, pneumonia and osteomyelitis. In addition, our lysins have demonstrated the ability to clear biofilms in animal models, and we believe they may be useful for the treatment of biofilm-related infections in prosthetic joints, indwelling devices and catheters. Beyond our lysin programs, we are exploring therapies using monoclonal antibodies (“mAbs”) designed to bind to viral targets. Our approach to antibody therapy employs a combination of multiple mAbs to either achieve greater efficacy or provide broader coverage across pathogenic strains.

We were incorporated under the laws of the State of Delaware in March 2008. Our principal executive offices are located at 28 Wells Avenue, 3rd Floor, Yonkers, NY 10701, and our telephone number is (914) 207-2300.

USE OF PROCEEDS

Assuming full exercise of all Warrants, we will receive gross proceeds of approximately $34.6 million. We currently intend to use such proceeds for working capital and general corporate purposes. The amount and timing of our actual use of proceeds may vary significantly depending upon numerous factors, including the actual amount of proceeds we receive and the timing of when we receive such proceeds.

DILUTION

Upon exercise of the Warrants, a Warrant holder’s ownership interest in our common stock will be diluted immediately to the extent of the difference between the exercise price per Warrant and the pro forma net tangible book value per share of our common stock at the time of exercise of such Warrant.

Our historical net tangible book value as of March 31, 2016 was $22.9 million, or $0.83 per share of our common stock. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

Our pro forma net tangible book value as of March 31, 2016 was $57.4 million, or $1.66 per share of our common stock. Pro forma net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the pro forma number of shares of our common stock outstanding after giving effect to the issuance of 7,086,743 shares of common stock issuable upon the full exercise of all Warrants.

After giving effect to the exercise of all Warrants, our pro forma net tangible book value as of March 31, 2016 would have been $57.4 million, or $1.66 per share. This represents an immediate increase in pro forma net tangible book value per share of $0.83 to existing stockholders and immediate dilution of $3.14 and $5.84 in pro forma net tangible book value per share to new investors receiving shares of common stock following exercise of the Class A Warrants and the Representative’s Warrant, respectively. These effects on pro forma net tangible book values assume that the common stock issued following exercise of the Warrants will be accounted for as part of stockholders’ equity. Dilution per share to new investors is determined by subtracting pro forma net tangible book value per share after this offering from the exercise price per Warrant paid by new investors. The following table illustrates this dilution on a per share basis:

Class A Warrant exercise price per share		$4.80
Representative’s Warrant exercise price per share		$7.50
Historical net tangible book value per share as of March 31, 2016	$0.83
Increase attributable to the pro forma transactions described in preceding paragraphs	$0.83

Pro forma net tangible book value per share as of March 31, 2016	$1.66
Increase in net tangible book value per share attributable to new investors	$0.83

Pro forma net tangible book value per share after this offering		$1.66

Dilution per share to new Class A Warrant investors		$3.14
Dilution per share to new Representative’s Warrant investors		$5.84

You will experience further dilution if any additional shares are issued in connection with the exercise of options and if other outstanding warrants are exercised.

The following table summarizes, on a pro forma basis as of March 31, 2016, the total number of shares of common stock purchased from us, the total consideration paid, or to be paid, and the average price per share paid, or to be paid, by existing stockholders and by new investors in this offering at a Class A Warrant exercise price of $4.80 per share and a Representative’s Warrant exercise price of $7.50 per share. As the table shows, certain of the new investors purchasing our common stock will pay an average price per share substantially higher than our existing stockholders paid.

					Average Price
	Shares/Units Purchased		Total Consideration		Per
	Number	Percentage	Amount	Percentage	Share/Unit
Existing stockholders	27,485,542	79%	$130,593,220	79%	$4.75
New Class A Warrant investors	6,880,333	20%	33,025,598	20%	4.80
New Representative’s Warrant investors	206,410	1%	1,548,075	1%	7.50

Total	34,572,285	100%	$165,166,893	100%

The table above is based on shares outstanding as of March 31, 2016 and includes the issuance of 7,086,743 shares of common stock issuable upon the full exercise of all outstanding Warrants.

The table above excludes:

•	4,804,227 shares of our common stock issuable upon the exercise of stock options outstanding as of May 31, 2016 at a weighted average exercise price of $4.61 per share;

•	6,416,363 shares of our common stock issuable upon the exercise of warrants outstanding as of May 31, 2016 (excluding the Warrants) at a weighted average exercise price of $5.17 per share; and

•	an additional 603,659 shares of our common stock that are available for future issuance under our 2014 equity compensation plan.

DESCRIPTION OF SECURITIES

The following description of our securities and of provisions of our amended and restated certificate of incorporation and amended and restated by-laws are summaries only and are qualified by reference to our certificate of incorporation and the by-laws. We have filed copies of these documents with the SEC as exhibits to the registration statement containing this prospectus.

Common Stock

Our authorized capital stock consists of 100,000,000 shares of our common stock, par value $0.0001 per share. Our common stock is listed on the NASDAQ Capital Market under the symbol “CFRX.” The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a majority of the votes cast by the stockholders entitled to vote on the election. Any matter other than the election of directors shall also be determined by a majority of the votes cast. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Class A Warrants

The Class A Warrants entitle the registered holder to purchase one share of our common stock at a price equal to $4.80, subject to adjustment as discussed below, on or before February 1, 2017. We may, in our sole discretion, further extend the duration of the Class A Warrants by delaying the expiration date upon not less than 20 days’ notice to registered holders of the Class A Warrants. Each Class A Warrant is listed on the NASDAQ Capital Market under the symbol “CFRXW.”

We may redeem the outstanding Class A Warrants without the consent of any third party:

•	in whole and not in part;

•	at a price of $0.01 per Class A Warrants, so long as a registration statement relating to the common stock issuable upon exercise of the Class A Warrants is effective and current;

•	upon not less than 30 days’ prior written notice of redemption; and

•	if, and only if, the last reported sale price of a share of our common stock equals or exceeds 200% of the Class A Warrant exercise price (subject to adjustment for splits, dividends, recapitalization and other similar events) for any 20 trading days within a 30 consecutive trading day period ending three business days before we send the notice of redemption to the holders of Class A Warrants.

If the foregoing conditions are satisfied and we call the Class A Warrants for redemption, each holder of Class A Warrants will then be entitled to exercise his, her or its Class A Warrants prior to the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed the Class A Warrants exercise price after the redemption call is made.

The terms of the Class A Warrants are governed by the Class A Warrant Agreement, dated July 28, 2014, between us and American Stock Transfer & Trust Company, LLC, as warrant agent (in such capacity, the “Warrant Agent”). Certain provisions of the Class A Warrants are set forth herein but are only a summary and are qualified in their entirety by the relevant provisions of the Class A Warrant Agreement, which has been filed as an exhibit to the registration statement containing this prospectus, and evidenced by warrant certificate, the form of which has been filed as an exhibit to the registration statement containing this prospectus, and which have been incorporated by reference into this prospectus.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of common stock at prices below their respective exercise prices.

The Warrants may be exercised upon surrender of the applicable Warrant Certificate on or prior to the applicable expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant Certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. Under the terms of the applicable Warrant Agreement, we have agreed to use our reasonable best efforts to maintain the effectiveness of a registration statement and related prospectus relating to common stock issuable upon exercise of the Warrants until the expiration of the Warrants. The Warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of our outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon at least 61 days’ prior notice from the holder to us, the holder may waive such limitation.

No fractional shares of common stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number of shares of common stock to be issued to the Warrant holder. If multiple Warrants are exercised by the holder at the same time, we will aggregate the number of whole shares issuable upon exercise of all the Warrants.

Representative’s Warrant

The Representative’s Warrant entitles the registered holder to purchase one share of our common stock at a price equal to $7.50 per share, subject to adjustment as discussed below, on or before July 28, 2019. The Representative’s Warrant is not redeemable by us and allows for “cashless” exercise. The Representative’s Warrant also provides for unlimited “piggyback” registration rights with respect to the underlying shares during the term of the warrant. The Representative’s Warrant contains anti-dilution terms that allow the Warrant holder to receive more shares or exercise at a lower price than originally agreed to upon at the time of the offering, provided that the public stockholders of the Company are proportionally affected by a stock split, stock dividend or other similar event. The Representative’s Warrant does not provide for the accrual of cash dividends prior to the exercise or conversion of the Representative’s Warrant.

The terms of the Representative’s Warrant are governed by the Representative’s Warrant, dated August 27, 2014, which has been filed as an exhibit to the registration statement containing this prospectus and incorporated by reference into this prospectus. Certain provisions of the Representative’s Warrant are set forth herein but are only a summary and are qualified in their entirety by the relevant provisions of the Representative’s Warrant.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Warrant Agent

The warrant agent for the Class A Warrants is American Stock Transfer & Trust Company, LLC.

LEGAL MATTERS

Shearman & Sterling LLP has passed upon the validity of the securities offered pursuant to this prospectus for us.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Fee	Total
SEC registration fee	$11,620.00
FINRA filing fee	15,500.00
Nasdaq listing fee	*
Printing	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Miscellaneous	*

Total	$27,120.00

*	Fees and expenses (other than the SEC registration fee and the FINRA filing fee) will depend on the securities offered, the number of issuances and the nature of the offerings, and cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our amended and restated certificate of incorporation provides that to the fullest extent permitted by the DGCL, none of our directors shall be liable to our company or our stockholders for monetary damages arising from a breach of fiduciary duty owed to our company or our stockholders. In addition, our amended and restated bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

We have entered into indemnification agreements with each of our directors and executive officers in which we have agreed to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

The registrant has purchased and intends to maintain insurance on behalf of the registrant and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibits

		Incorporated by Reference
						Filed/
Exhibit						Furnished
No.	Description	Form	File No.	Exhibit	Filing Date	Herewith
3.1	Amended and Restated Certificate of Incorporation of Contrafect Corporation, dated August 1, 2014, and Certificate of Amendment, dated May 9, 2016	8-K	001-36577	3.1	May 10, 2016

3.2	Amended and Restated Bylaws of Contrafect Corporation, dated August 1, 2014, and Certificate of Amendment, dated May 9, 2016	8-K	001-36577	3.2	May 10, 2016

4.1	Form of Common Stock Certificate	S-1/A	333-195378	4.1	July 3, 2014

4.2	Class A Warrant Agreement, dated as of July 28, 2014, by and between the Company and American Stock Transfer & Trust Company, LLC	8-K	001-36577	4.5.1	October 29, 2015

4.3	Specimen Class A Warrant Certificate	8-K	001-36577	4.12	October 29, 2015

4.4	Representative’s Warrant, dated August 27, 2014	8-K	001-36577	4.14	October 29, 2015

5.1	Opinion of Shearman & Sterling LLP	S-3	333-206786	5.1	September 4, 2015

23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1)	S-3	333-206786	23.1	September 4, 2015

23.2	Consent of Ernst & Young LLP					*

24.1	Powers of Attorney	S-3	333-206786	24.1	September 4, 2015

*	Filed herewith.

ITEM 17.	UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on June 1, 2016.

CONTRAFECT CORPORATION

By:	/s/ Steven C. Gilman, Ph.D.
Steven C. Gilman, Ph.D.
Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven C. Gilman, Ph.D. Steven C. Gilman, Ph.D.	Interim Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 1, 2016

/s/ Michael Messinger Michael Messinger	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer) (Principal Financial Officer)	June 1, 2016

* Sol Barer, Ph.D.	Lead Independent Director	June 1, 2016

* Isaac Blech	Director	June 1, 2016

* David N. Low, Jr.	Director	June 1, 2016

* Michael J. Otto, Ph.D.	Director	June 1, 2016

* Roger Pomerantz, M.D., F.A.C.P.	Director, Vice Chairman	June 1, 2016

*	Director	June 1, 2016
Cary W. Sucoff

*By:	/s/ Michael Messinger
Michael Messinger
Attorney-in-Fact